UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2017

American Greetings Corporation

(Exact name of Registrant as Specified in Charter)

Ohio	1-13859	34-0065325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

One American Boulevard Cleveland, Ohio		44145
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code: (216) 252-7300

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On February 16, 2017, American Greetings Corporation, an Ohio corporation (the “Company”), entered into an indenture (the “Indenture”) with The Huntington National Bank, as trustee (the “Trustee”), relating to the issuance by the Company of $400 million aggregate principal amount of 7.875% Senior Notes due 2025 (the “Notes”). The Notes were sold on February 16, 2017 in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”), have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Notes bear an interest rate of 7.875% per annum and will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2017. The Notes mature on February 15, 2025. The Notes are unsecured senior obligations of the Company and will not initially be guaranteed by any of the Company’s subsidiaries.

The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants that, among other things, limit the Company’s and its restricted subsidiaries’ abilities to incur additional indebtedness and issue preferred stock, incur liens on assets, pay dividends on or redeem or repurchase the Company’s and its restricted subsidiaries’ equity interests, make certain investments, transfer and sell assets, merge or consolidate with another company or transfer or sell all or substantially all of their assets, and enter into transactions with affiliates. Upon the occurrence of a “change of control,” as defined in the Indenture, the Company is required to offer to repurchase the Notes at 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to the repurchase date.

The Company may redeem the Notes at any time on or after February 15, 2020 at redemption prices of 105.906%, 103.938% and 101.969% of the principal amount thereof if the redemption occurs during the 12-month periods beginning February 15 of the years 2020, 2021 and 2022, respectively, and at a redemption price of 100% of the principal amount thereof on and after February 15, 2023, in each case, plus accrued and unpaid interest, if any, to the applicable redemption date. In addition, on or prior to February 15, 2020, the Company may redeem up to 35% of the aggregate principal amount of the Notes with net cash proceeds of certain equity offerings of the Company or Parent at a redemption price of 107.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. The Company may also redeem all or part of the Notes at a redemption price of 100% of the principal amount thereof, plus a “make-whole” premium, on one or more occasions prior to February 15, 2020.

The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture.

Supplemental Indenture

On February 16, 2017, the Company and the Trustee entered into a second supplemental indenture (the “Second Supplemental Indenture”) to the Indenture, dated November 30, 2011, between the Company and the Trustee, as amended and restated by the First Supplemental Indenture, dated November 30, 2011, between the Company and the Trustee (the “2021 Notes Indenture”), under which the Company issued its 7.375% Senior Notes due 2021 (the “2021 Notes”). The Second Supplemental Indenture amends the 2021 Notes Indenture by, among other things, eliminating certain restrictive covenants contained in the 2021 Notes Indenture and reducing the minimum period required for notice of redemption from 30 days to three business days.

The amendments to the 2021 Notes Indenture contained in the Second Supplemental Indenture were effective as of February 16, 2017 and became operative when the Company accepted for purchase validly tendered 2021 Notes representing a majority of the outstanding 2021 Notes not held by the Company’s affiliates pursuant to the Company’s tender offer for all outstanding 2021 Notes not held by the Company’s affiliates (the “Offer”). As of 5:00 p.m., New York City time, on Friday, February 10, 2017, the Company had received tenders of approximately $193,238,000 aggregate principal amount of the 2021 Notes, representing approximately 85.9% of the aggregate principal amount of the outstanding 2021 Notes not held by the Company’s affiliates.

The foregoing description of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Supplemental Indenture.

Amended and Restated Credit Agreement

On February 16, 2017, the Company entered into an amended and restated senior secured credit agreement (the “Credit Agreement”), among the Company, Century Intermediate Holding Company, the Company’s direct parent holding company, the Canadian Borrowers from time to time party thereto, Bank of America, N.A., as the global administrative agent, PNC Bank, National Association, as the revolver agent, swing line lender, an issuer of letters of credit and the collateral agent, and the lenders and other agents party thereto. The Credit Agreement, among other things, provides a term loan facility and a revolving credit facility, extends the maturity date of borrowings under the facilities to February 16, 2022 and amends fee and pricing terms. Furthermore, the Company has the option, pursuant to the Credit Agreement, to increase the commitments under the credit facilities.

Some of the financial institutions party to the Credit Agreement, and some of their affiliates, have, from time to time, provided certain investment banking, commercial banking and financial advisory services to the Company and its affiliates, including acting as lender to the Company and its affiliates, as an initial purchaser in connection with the Company’s issuance of the Notes and as dealer-manager in connection with the Company’s tender offer for, and consent solicitation with respect to, the 2021 Notes, for which they received customary fees and commissions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the Credit Agreement is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN GREETINGS CORPORATION

By:	/s/ Christopher W. Haffke
	Name:	Christopher W. Haffke
	Title:	General Counsel, Chief Human Resources Officer and Secretary

Dated: February 22, 2017

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